DASZKAL, BOLTON, MANELA, DEVLIN & CO.
                          CERTIFIED PUBLIC ACCOUNTANTS
                   A PARTNERSHIP OF PROFESSIONAL ASSOCIATIONS

        2401 N. W. BOCA RATON BOULEVARD, SUITE #100, BOCA RATON, FL 33431
                    TELEPHONE (561)367-1040 FAX (561)750-3236


JEFFREY A. BOLTON, CPA, P.A.                    MEMBER OF THE AMERICAN INSTITUTE
MICHAEL I. DASZKAL, CPA, P.A.                   OF CERTIFIED PUBLIC ACCOUNTANTS
ROBERT A. MANELA, CPA, P.A.
TIMOTHY R. DEVLIN, CPA. P.A.






               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated February 26, 1999, relating to the consolidated financial statements of Big Smith Brands, Inc. for the years ended December 31, 1998 and 1997 which is part of this Registration Statement.




                                       Daszkal, Bolton, Manela, Devlin & Co.
Boca Raton, Florida                    /s/ Daszkal, Bolton, Manela, Devlin & Co.
October 22, 1999